UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 4, 2012

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On January 4, 2012, the following named executive officers of the Registrant entered into new employment agreements with Caesars Entertainment Operating Company, Inc., a wholly-owned subsidiary of the Registrant (“CEOC”) Jonathan S. Halkyard, Thomas M. Jenkin and John W.R. Payne (each, an “Executive”). The terms and conditions of the employment agreements supersede any pre-existing employment agreements between CEOC and each Executive.

The material terms of the employment agreements are set forth below, which is consistent with their current employment agreement except where specified below:

Term

The term of the employment agreements for each Executive is four years. The “Notice of Non-Renewal” of at least 60 days prior to the expiration date provision has been revised to 6 months.

Compensation and Benefits

Pursuant to the employment agreements, each Executive will continue to be employed by CEOC in their respective positions for the following base salaries: Mr. Halkyard, $700,000; Mr. Jenkin, $1,200,000; and Mr. Payne $1,125,000, all subject to periodic review and increases as approved by the Human Resources Committee of the Board of Directors of the Registrant. Each Executive will participate in the annual incentive bonus program(s) applicable to their respective positions and will be eligible to earn annual bonuses in accordance with the terms of the programs. Each Executive will be entitled to receive benefits and perquisites at least as favorable to each Executive as those presently provided.

Termination Without Cause or for Good Reason

Upon a termination without Cause (as defined in the employment agreement) by CEOC or by Executive for Good Reason (as defined in the employment agreement), CEOC will pay Executive: (A) in approximately equal installments during the eighteen (18) month period following such termination (the “Severance Period”), a cash severance payment in an amount equal to 1.5 multiplied by his or her Base Salary as in effect on the date of termination (the “Severance Payment”) and (B) at the time it pays annual bonuses to its similarly situated active officers, a pro rated bonus for the year in which the termination of employment occurs if (x) as of the date of termination of employment, Executive has been employed with CEOC for more than six (6) months, (y) the separation occurs after June 30 of the year in which the termination of employment.

Restrictive Covenants

Each Executive has agreed not to (i) compete with CEOC, (ii) solicit or hire certain CEOC employees or (iii) communicate with employees, customers or suppliers of CEOC in a manner that is detrimental to CEOC during the term of the Employment Agreement and during the 18-month period following the termination of Executive’s employment. In addition, Executive is subject to ongoing confidentiality obligations with respect to CEOC matters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1	Form of Employment Agreement between Caesars Entertainment Operating Company, Inc., and Jonathan S. Halkyard, Thomas M. Jenkin, and John W. R. Payne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: January 9, 2012	By:	/s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary